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                                                                    EXHIBIT 10.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement (this "Amendment") dated October 8, 2003, by and between James Linesch (the "Executive") and DynTek, Inc. (formerly Tekinsight.com, Inc.) (the "Company"), amends the Employment Agreement entered into as of August 14, 2000 between Executive and the Company,(the "Agreement"), which Agreement was previously amended by the letter agreement dated August 15, 2001 between Executive and the Company (collectively, with the Agreement, the "Amended Agreement").

                                   WITNESSETH:

         WHEREAS, Executive and the Company mutually desire to reduce his duties and compensation as an employee of the Company and as an officer and director of its subsidiaries and provide for a transition to the conclusion of his employment that benefits the Company and the Executive;

         WHEREAS, the Company is willing to accept such transition in Executive's duties; and

         WHEREAS, the Company and Executive both desire to enter into a new employment relationship based upon the new terms and conditions set forth in this Amendment.

         NOW, THEREFORE, the parties do hereby agree as follows:

         Section 1. No Other Amendment. Except as otherwise specifically amended by the terms of this Amendment, the Amended Agreement remains in full force and effect in accordance with its current terms.

         Section 2. Retention. Section 1.1 of the Agreement is hereby deleted in its entirety, to be replaced and superseded by the following language:

         "Executive shall be available primarily to assist with the Company's quarterly SEC reporting. The duties and title of the Executive are hereby diminished. Executive shall resign as the Company's CFO, and all his positions as an officer, director or other official positions with the Company and any of its subsidiaries and affiliates, during the Period of Employment (as hereinafter defined) when deemed appropriate by the Executive, or upon request from the CEO, and such resignation shall not terminate the Employment Agreement. Executive shall continue to be available to assist with the SEC reporting after his resignation as CFO. Executive shall resign from the Company's board of directors upon request from the CEO. Executive shall work primarily from his home office."

         Section 3. No Other Employment. The first sentence of Section 1.2 of the Agreement is hereby deleted in its entirety to be replaced and superseded by the following language:

         "Executive may obtain and perform other employment without affecting his rights hereunder. The Executive agrees that he will notify the Company in advance of accepting any other employment, and prior to accepting an appointment or election to the Board or as an officer or other member of management of any corporation or other form of business entity."

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         Section 3. Period of Employment. Section 2 of the Agreement is hereby deleted in its entirety, to be replaced and superseded by the following language:

         "For purposes of this amendment, the term of Executive's employment by the company shall extend through to and including October 31, 2005 (the "Period of Employment"). There shall be no extension to the Period of Employment."

         Section 4. Compensation. Section 3 of the Agreement, and Sections 1, 2 and 3 of the letter agreement dated August 15, 2001, are hereby deleted in their entirety, to be replaced and superseded by the following language:

         "Effective November 1, 2003, Executive's annual Base Salary shall be reduced to $150,000. Effective November 1, 2004, Executive's annual Base Salary shall be reduced to $100,000 through October 31, 2005.
Executive is not eligible for any bonus payments."

         Section 5. Termination for Cause. Section 6.1 of the Agreement is hereby deleted in its entirety, and any reference to termination for "Cause" in the Amended Agreement is hereby eliminated.

         Section 6. Termination for Any Reason. Section 6.2 of the Agreement, and Section 4 of the letter agreement dated August 15, 2001, are hereby deleted in their entirety, to be replaced and superseded by the following:

         "The Company may, with or without reason, terminate the Period of Employment and the Executive's employment hereunder for any reason at any time by providing the Executive written notice of such termination. If the Executive's employment is so terminated, the termination shall take effect on the effective date (pursuant to Section 14.9) of written notice of such termination to the Executive. If the Executive's employment is so terminated, he shall immediately resign from all his positions as an officer, director or other official positions with the Company and any of its subsidiaries and affiliates, and shall be entitled to those benefits as specified in Section 7.1 (a), (b),
(c) and (d), as amended in Section 7 below."

         Section 7. Benefits Upon Termination of Employment. Section 7.1 of the Agreement is hereby deleted in its entirety, to be replaced and superseded by the following language:

         "The termination of the Executive's employment hereunder shall be deemed to occur at the close of business on the day immediately preceding the date that the effective notice thereof is given under the terms of this Agreement. Upon the termination of Executive in accordance with the preceding sentence he will be entitled to receive:

         (a)      those benefits set forth in Section 7.2.1 hereof,

         (b) a lump sum severance payment equal to the remaining unpaid aggregate Base Salary which the Company is obligated to pay to Executive for the balance of the Period of Employment following the date that effective notice of termination of Employment is given hereunder;


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         (c)      All options exercisable to acquire shares of Company Common
                  Stock granted to the Executive by the Company during his employment term will become fully vested; and

         (d) Medical and other insurance coverage benefits currently in effect will be extended, without cost to the Executive, for a period ending on October 31, 2005."

         8. General.

         8.1. Governing Law. This Amendment and the legal relations hereby created between the parties hereto shall be governed by and construed under and in accordance with the internal laws of the State of California, without regard to conflicts of laws principles thereof.

         The Executive and the Company agree (a) that his or its legal counsel participated in the preparation of this Amendment and/or he or it has had ample opportunity to have his or its legal counsel fully examine this Amendment, and
(b) that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Amendment to the favor of either party hereto against the other.

         8.2. Entire Agreement. This Amendment embodies the entire agreement of the parties hereto respecting the matters within its scope. This Amendment supersedes all prior agreements of the parties hereto on the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to be merged into this Amendment and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written with respect to the subject matter hereof, except as set forth herein.

         8.3. Modifications. This Amendment shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by the parties hereto.

         8.4. Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         8.5. Number and Gender. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

         8.6 Section Headings. The section headings in this Amendment are for the purpose of convenience only and shall not limit or otherwise affect any of the terms hereof.

         8.7 Severability. In the event that a court of competent jurisdiction determines that any portion of this Amendment is in violation of any statute or public policy, then only the portions of this Amendment which violate such statute or public policy shall be stricken, and all portions of this Amendment which do not violate any statute or public policy shall continue in full force and effect. Furthermore, any court order striking any portion of this Amendment shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Amendment

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         8.8 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         8.9 Defined Terms. All capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to those terms as set forth in the Amended Agreement.



         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date set forth above.



         DYNTEK, INC.



         By:_________________                        ______________________
            Steven J. Ross                           James Linesch
            CEO. DynTek, Inc.




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